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                                                                    Exhibit 23.2

                       CONSENT OF THE INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Cover-All Technologies Inc. 1995 Employee Stock Option Plan, as amended, of our report dated March 29, 2002, with respect to the consolidated financial statements and schedule of Cover-All Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                 /s/ Moore Stephens, P.C.
                                                 ----------------------------
                                                 Moore Stephens, P.C.
                                                 Certified Public Accountants

New York, New York
April 19, 2002